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EXHIBIT 21

SUBSIDIARIES OF DOLE FOOD COMPANY, INC.

        There are no parents of the Registrant.

        Registrant's consolidated subsidiaries are shown below together with the percentage of voting securities owned and the state or jurisdiction of organization of each subsidiary. The names have been omitted for subsidiaries which, if considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. Subsidiaries of subsidiaries are indented in the following table:

Subsidiaries of Registrant	Percent of Outstanding Voting Securities Owned as of December 29, 2001
Baltime Securities Corporation (Nevada)	100%
Transtrading Overseas Limited (Bahamas)	50%
Dole Holdings, Inc. (Nevada)	100%
Dole Fresh Flowers, Inc. (Delaware)	100%
Dole Citrus (California)	100%
Dole Fresh Fruit Company (Nevada)	100%
Standard Fruit Company (Delaware)	100%
Castle & Cooke Worldwide Limited (Hong Kong)	100%
Dole Chile S.A. (Chile)	49%
Dole Fresh Fruit International, Limited (Liberia)	100%
Inversiones y Valores Montecristo, S.A. (Honduras)	100%
Standard Fruit de Honduras, S.A. (Honduras)	100%
Solvest, Ltd. (Bermuda)	100%
Dole Chile S.A (Chile)	47%

Transtrading Overseas Limited (Bahamas)	50%
Actividades Agricolas S.A. (Ecuador)	100%
Union de Bananeros Ecuatorianos S.A. (Ecuador)	50%
Productos del Litoral S.A. (Ecuador)	100%
Union de Bananeros Ecuatorianos S.A. (Ecuador)	50%
Singletree Corp. (Panama)	100%
Floramerica Investments, Ltd. (Bermuda)	100%
Saba Trading Holding AB (Sweden)	100%
Saba Trading AB (Sweden)	60%
Dole Fresh Vegetables, Inc. (California)	100%
Bud Antle, Inc. (California)	100%
Royal Packing Co. (California)	100%
Dole Japan, Ltd. (Japan)	100%
Dole Philippines, Inc. (Republic of the Philippines)	99%
Dole Visage, Inc. (fka S&J Ranch, Inc.) (California)	100%
Dole Orland, Inc. (California)	100%

Dole Dried Fruit and Nut Company, a California general partnership	10%
M K Development, Inc. (Hawaii)	100%
Dole Dried Fruit and Nut Company, a California general partnership	90%
La Petite d'Agen, Inc. (Hawaii)	100%
Cerulean, Inc. (Hawaii)	61%
Blue Anthurium, Inc. (Hawaii)	100%
Cerulean, Inc. (Hawaii)	39%

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SUBSIDIARIES OF DOLE FOOD COMPANY, INC.